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                                                                Exhibit 99(j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 21, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Reports to Shareholders of JPMorgan Capital Growth Fund, JPMorgan Disciplined Equity Fund, JPMorgan Diversified Fund, JPMorgan Dynamic Small Cap Fund, JPMorgan Growth and Income Fund, JPMorgan Intrepid America, JPMorgan Intrepid Growth Fund, JPMorgan Intrepid Multi Cap Fund, JPMorgan Intrepid Value Fund, JPMorgan Mid Cap Equity Fund, JPMorgan Small Cap Core Fund, JPMorgan Small Cap Equity Fund, JPMorgan U.S. Equity Fund, JPMorgan U.S. Small Company Fund and JPMorgan Value Advantage Fund, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
April 24, 2006